Exhibit 10.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion of our report dated March 4, 2005, except for the Note 24, as to which the date is June 28, relating to the consolidated annual accounts of Gas Natural, S.D.G., S.A. and its group companies consisting of the balance sheets as of December 31, 2004 and 2003 and the consolidated profit and loss accounts and the consolidated notes for each of the three years in the period ended December 31, 2004, in the Annual Report of Repsol YPF, S.A. on Form 20-F for the year ended December 31, 2004 and in the Registration Statements Nos. 333-12254 and 333-10668 filed with the Securities and Exchange Commission.

PricewaterhouseCoopers

June 28, 2005

PricewaterhouseCoopers Auditores, S.L. - R.M. Madrid, hoja 87.250-1, folio 75, tomo 9.267, libro 8.054, sección 3a

Inscrita en el R.O.A.C. con el número S0242 - CIF: B-79 031290